UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________

SCHEDULE 14A

________________________________

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

BIMI INTERNATIONAL MEDICAL INC.

(Name of Registrant as Specified In Its Charter)

_____________________________________________________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

BIMI INTERNATIONAL MEDICAL INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 13, 2023

To Our Shareholders:

You are invited to attend the Special Meeting of Shareholders (the “Special Meeting”) of BIMI International Medical Inc. (the “Company”) on April 13, 2023 at 9:00 a.m.(local time) at No. 10, Huasheng Road, Floor 9, Yuzhong District, Chongqing, P. R. C., for the following purposes:

1.      To approve, in accordance with Nasdaq Marketplace Rule 5635(a), the issuance of shares of the Company’s common stock (the “Common Stock”) pursuant to the stock purchase agreement dated as of July 5, 2022, as amended on February 27, 2023, between the Company and Mr. Fnu Oudom (“Mr. Oudom”), the Chairman of the board of directors, whereby the Company agreed to issue: (i) 270,000 shares of Common Stock to Mr. Oudom as partial consideration for the Company’s purchase of 100% of the equity interests in Phenix Bio Inc. (“Phenix”) from Mr. Oudom and (ii) 5,000,000 shares of Common Stock to Mr. Oudom in the event Phenix attains a profit of $2,500,000 in 2023;

2.      To approve, in accordance with Nasdaq Marketplace Rule 5635(d), the issuance of 2,000,000 shares of Common Stock to Mr. Oudom in consideration for his payment of $3,000,000 pursuant to a stock purchase agreement dated as of February 27, 2023 between the Company and Mr. Oudom;

3.      To approve, in accordance with Nasdaq Marketplace Rule 5635(d), the issuance of 1,330,000 shares of Common Stock to Mr. Oudom pursuant to an agreement dated as of February 27, 2023 in consideration for the prepayment of a $2,000,000 convertible promissory note sold by the Company to Mr. Oudom on December 6, 2022; and

4.      To transact such other business as may properly be brought before the Special Meeting and any adjournment or postponement thereof.

Shareholders of record at the close of business on February 17, 2023 shall be entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. A shareholder list will be available at our corporate offices beginning March 13, 2023 during normal business hours for examination by any shareholder registered on our stock ledger as of the record date for any purpose germane to the Special Meeting.

Your vote is important. Please submit a proxy as soon as possible so that your shares can be voted at the Special Meeting.

By Order of the Board of Directors
Tiewei Song
Chief Executive Officer and President
Dalian, China
March 13, 2023

Whether or not you plan to attend the Special Meeting, we encourage you to vote and submit your proxy by telephone, via the Internet or by mail. For additional instructions, voting by telephone or via the Internet, please refer to the proxy card. To vote and submit your proxy by mail, please complete, sign and date the enclosed proxy card and return it in the enclosed envelope. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 13, 2023

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE COMPANY, ON BEHALF OF THE BOARD OF DIRECTORS, FOR THE 2023 SPECIAL MEETING OF SHAREHOLDERS. YOU CAN VOTE YOUR SHARES USING ONE OF THE FOLLOWING METHODS:

How to Vote Your Shares

YOUR VOTE IS IMPORTANT.    Your shares can be voted at the Special Meeting only if you attend in person or are represented by proxy, please take the time to vote your proxy.

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE OR VOTE VIA THE INTERNET OR BY TELEPHONE. ANY SHAREHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY CARD.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD ON APRIL 13, 2023 — THE PROXY STATEMENT IS AVAILABLE AT: WWW.USBIMI.COM.

If not attending the meeting and voting in person, shareholders of record, or “registered shareholders,” can vote by proxy in the following three ways:

By Telephone:	Call the toll-free number indicated on the enclosed proxy card and follow the recorded instructions.
Via the Internet:	Go to the website indicated on the enclosed proxy card and follow the instructions provided.
By Mail:	Mark your vote, date, sign and return the enclosed proxy card in the postage-paid return envelope provided.

If your shares are held beneficially in “street” name through a nominee such as a financial institution, brokerage firm, or other holder of record, your vote is controlled by that institution, firm or holder. Your vote by proxy may also be cast by telephone or via the Internet, as well as by mail, if your financial institution or brokerage firm offers such voting alternatives. Please follow the specific instructions provided by your nominee on your voting instruction card.

Please note, that if your shares are held beneficially through a bank, broker or other nominee and you wish to vote at the Special Meeting, you must obtain a proxy issued in your name from the record holder.

i

BIMI INTERNATIONAL MEDICAL INC.

PROXY STATEMENT FOR THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 13, 2023

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE SPECIAL MEETING

Q:     Why am I receiving these materials?

A:     We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors of our company (the “Board”) for our 2023 Special Meeting of Shareholders, which will take place on April 13, 2023. As a shareholder of record, you are invited to attend the Special Meeting and are entitled and requested to vote on the items of business described in this proxy statement. This proxy statement and accompanying proxy card (or voting instruction card) are being sent on or about March 13, 2023 to all shareholders entitled to vote at the Special Meeting.

Q:     When and where will the Special Meeting be held?

A:     The Special Meeting will be held on April 13, 2023 at 9:00 a.m. local time, at No. 10, Huasheng Road, Floor 9, Yuzhong District, Chongqing, P. R. C.

Q:     How do I attend the Special Meeting?

A:     Only shareholders of record on the record date of February 17, 2023 (the “Record Date”) are entitled to notice of, and to attend or vote at, the Special Meeting. If you plan to attend the meeting in person, please bring the following:

•        Photo identification.

•        Acceptable proof of ownership if your shares are held in “street name.”

Acceptable proof of ownership is either (a) a letter from your broker confirming that you beneficially owned shares of our Common Stock on the Record Date or (b) an account statement showing that you beneficially owned shares of our Common Stock on the Record Date. If your shares are held in street name, you may attend the meeting with proof of ownership, but you may not vote your shares in person at the Special Meeting unless you have obtained a “legal proxy” or other evidence from your broker giving you the right to vote your shares at the Special Meeting.

Street name means your shares are held of record by brokers, banks, or other institutions. See below for additional information.

Q:     What information is contained in this proxy statement?

A:     This proxy statement contains information regarding the proposals to be voted on at the Special Meeting and certain other required information.

Q:     What items of business will be voted on at the Special Meeting?

A:     The items of business scheduled to be voted on at the Special Meeting are:

1.      To approve, in accordance with Nasdaq Marketplace Rule 5635(a), the issuance of shares of the Common Stock pursuant to the Stock Purchase Agreement dated as of July 5, 2022, as amended on February 27, 2023 (the “Phenix SPA”) between the Company and Mr. Fnu Oudom (“Mr. Oudom”), the Chairman of the board of directors, whereby the Company agreed to issue 270,000 shares of Common Stock to Mr. Oudom as partial consideration for the Company’s purchase of 100% of the equity interests in Phenix Bio Inc. (“Phenix”) from Mr. Oudom; and to issue 5,000,000 additional shares of Common Stock to Mr. Oudom in the event Phenix attains profit of $2,500,000 in 2023;

2.      To approve, in accordance with Nasdaq Marketplace Rule 5635(d), the issuance of 2,000,000 shares of Common Stock to Mr. Oudom in consideration for a cash payment of $3,000,000 pursuant to the stock purchase agreement dated as of February 27, 2023 (the “February SPA”) between the Company and Mr. Oudom;

3.      To approve, in accordance with Nasdaq Marketplace Rule 5635(d), the issuance of 1,330,000 shares of Common Stock to Mr. Oudom pursuant to the prepayment agreement dated as of February 27, 2023 (the “Prepayment Agreement”) in consideration for the prepayment of a $2,000,000 convertible promissory note sold by the Company to Mr. Oudom on December 6, 2022; and

4.      To transact such other business as may properly be brought before the Special Meeting and any adjournment or postponement thereof.

Q:     What are the voting requirements to approve the proposals?

A:     The affirmative vote of a majority of shares outstanding is required to approve Proposals One through Four.

Q:     How does the Board recommend that I vote?

A:     The Board recommends that you vote your shares “FOR” the approval of the proposal with respect to the issuance of the Deferred Payment Shares and the Performance Shares under the Phenix SPA for the purpose of compliance with Nasdaq Listing Rule 5635(a); “FOR” the approval of the proposal with respect to the issuance of the Investment Shares under the February SPA for the purpose of compliance with Nasdaq Listing Rule 5635(d); and “FOR” the approval of the proposal with respect to the issuance of the Prepayment Shares under the Prepayment Agreement for the purpose of compliance with Nasdaq Listing Rule 5635(d).

If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of the Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of the Common Stock represented by the proxies will be voted in accordance with the Board’s recommendations.

Q:     What shares may I vote?

A:     Each share of our Common Stock $0.001 par value issued and outstanding as of the close of business on the Record Date is entitled to one vote on each of the matters to be voted upon at the Special Meeting.

You may vote all shares owned by you as of the Record Date, including (a) shares held directly in your name as the shareholder of record and (b) shares held for you as the beneficial owner through a broker, trustee or other nominee. We had 3,814,780 shares of Common Stock issued and outstanding on the Record Date.

Q:     What is the difference between being a shareholder of record and being the beneficial owner of shares held in street name?

A:     A shareholder of record owns shares which are registered in his or her own name. A beneficial owner owns shares which are held in street name through a third party, such as a broker. As summarized below, there are some distinctions between a shareholder of record and a beneficial owner.

Shareholder of Record

You are the shareholder of record of any of your shares registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC with respect to such shares, these proxy materials are being sent to you by the Company. As the shareholder of record, you have the right to grant your voting proxy directly to Mr. Tiewei Song, the Company’s Chief Executive Officer, or such other person you wish to designate, or to vote in person at the Special Meeting. We have enclosed a proxy card for you to grant your voting proxy to Mr. Tiewei Song.

Shares Beneficially Held in Street Name

You are the beneficial owner of any of your shares held in street name. With respect to such shares registered through a broker, these proxy materials, together with a voting instruction card, are being forwarded to you by your broker. As the beneficial owner, you have the right to direct your broker how to vote. You may use the voting instruction card provided by your broker for this purpose. Even if you have directed your broker how to vote, you may also attend the Special Meeting. However, you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” or other evidence from your broker giving you the right to vote the shares at the Special Meeting.

Q:     Who is entitled to attend the Special Meeting and what are the admission procedures?

A:     You are entitled to attend the Special Meeting only if you were a shareholder as of the close of business on the Record Date or if you hold a valid proxy for the Special Meeting. A list of shareholders eligible to vote at the Special Meeting will be available for inspection at the Special Meeting. If you are a beneficial holder, you will need to provide proof of beneficial ownership as of the Record Date, such as a brokerage account statement showing that you owned shares of the Common Stock as of the Record Date or the voting instruction card provided by your broker. The Special Meeting will begin promptly at 9:00 a.m., local time. You should be prepared to present photo identification for admittance. Check-in will begin one-half hour prior to the meeting. Please allow ample time for the admission procedures.

Q:     May I vote my shares in person at the Special Meeting?

A:     If you were a shareholder of record on the Record Date, you may vote your shares in person at the Special Meeting or through a proxy. If you decide to vote your shares in person, you do not need to present your share certificate(s) at the Special Meeting; your name will be on the list of shareholders eligible to vote. If you hold your shares beneficially in street name, you may vote your shares in person at the Special Meeting only if you obtain a legal proxy or other evidence from your broker giving you the right to vote the shares. Even if you plan to attend the Special Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Special Meeting.

Q:     How can I vote my shares without attending the Special Meeting?

A:     Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the Special Meeting. If you are a shareholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker. For directions on how to vote, please refer to the instructions on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker.

Shareholders of record may submit proxies by completing, signing, dating, and mailing their proxy cards to the address provided on the proxy card. Shareholders who hold shares beneficially in street name may vote by completing, signing, and dating the voting instruction cards provided and mailing them to the address provided on the voting instruction card. The proxy card and voting instruction card also include directions as to how you may submit your vote through the Internet. The voting instruction card may also include directions for alternative methods of submitting your vote. We encourage you to vote early. If you choose to vote by mail, please allow sufficient time for your proxy or voting instruction card to reach our vote tabulator prior to the Special Meeting.

Q:     Who will count the votes?

A:     Votes at the Special Meeting will be counted by an inspector of election, who will be appointed by the Board.

Q:     What is the effect of not voting?

A:     If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Special Meeting. If you are a shareholder of record and you properly sign and return your proxy card, your shares will be voted as you direct. If no instructions are indicated on such proxy card and you are a shareholder of record, shares represented by the proxy will be voted in the manner recommended by the Board on all matters presented in this proxy statement, namely “FOR” the approval of the proposal with respect to the issuance of the Deferred Payment Shares and the Performance Shares under the Phenix SPA for the purposes compliance with Nasdaq Listing Rule 5635(a); “FOR” the approval of the proposal with respect to the issuance of the Investment Shares under the February SPA for the purposes compliance with Nasdaq Listing Rule 5635(d); and “FOR” the approval of the proposal with respect to the issuance of the Prepayment Shares under the Prepayment Agreement for the purposes compliance with Nasdaq Listing Rule 5635(d).

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares.

A broker is entitled to vote shares held for a beneficial owner on routine matters. Absent instructions from a beneficial owner, a broker is not entitled to vote shares held for such beneficial owner on non-routine matters. We believe that Proposals One through Three are all a non-routine matters; and, accordingly, brokers do not have authority to vote on such proposals absent instructions from beneficial owners. Accordingly, if beneficial owners desire not to have their shares voted by a broker in a certain manner, they should give instructions to their brokers as to how to vote their shares. Any adjournment of the Special Meeting to solicit additional proxies if there are not sufficient votes in favor of Proposal One, Two, or Three, and any other matter that may properly be brought before the shareholders for a vote at the Special Meeting, will be approved if the votes cast “For” exceed the votes cast “Against.” Abstentions and broker non-votes, if any, will not affect the outcome of the votes on these matters.

Broker non-votes count for purposes of determining whether a quorum is present.

Q:     How many votes are required for the approval of the proposal to be voted upon, and how will abstentions and broker non-votes be treated?

Proposal	Votes Required	Effect of Votes Withheld/Abstentions	Effect of Broker Non-Votes
Proposal One: Approval of the Proposed Issuances of the Deferred Payment Shares and the Performance Shares	Affirmative vote of the holders of a majority of the shares of Common Stock outstanding.	Abstentions will have the effect of a vote against the proposal.	We do not expect any broker non-votes on this proposal.
Proposal Two: Approval of the Proposed Issuance of the Investment Shares	Affirmative vote of the holders of a majority of the shares of Common Stock outstanding.	Abstentions will have the effect of a vote against the proposal.	We do not expect any broker non-votes on this proposal.
Proposal Three: Approval of the Proposed Issuance of the Prepayment Shares	Affirmative vote of the holders of a majority of the shares of Common Stock outstanding.	Abstentions will have the effect of a vote against the proposal.	We do not expect any broker non-votes on this proposal.

Q:     Can I revoke my proxy or change my vote after I have voted?

A:     You may revoke your proxy and change your vote by voting again or by attending the Special Meeting and voting in person. Only your latest dated proxy card received at or prior to the Special Meeting will be counted. However, your attendance at the Special Meeting will not have the effect of revoking your proxy unless you forward written notice to the Corporate Secretary at BIMI International Medical Inc.’s offices, or you vote by ballot at the Special Meeting. If you are a beneficial owner, you will need to request a legal proxy from your broker and bring it with you to vote at the Special Meeting.

Q:     How many votes are required to hold the Special Meeting?

A:     The presence, in person or by proxy, of the holders of a majority in voting power of the shares of our Common Stock outstanding and entitled to vote on the Record Date is necessary to hold the Special Meeting and conduct business. This is called a quorum. Abstentions and broker non-votes will be considered as present at the Special Meeting for purposes of establishing a quorum.

Q:     Who will bear the cost of soliciting votes for the Special Meeting?

A:     The Company is making this solicitation and will pay the entire cost of preparing, printing, assembling, mailing, and distributing these proxy materials. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, electronic mail, and facsimile by directors, officers, and regular employees of the Company. None of the Company’s directors, officers or employees will receive any additional compensation for soliciting proxies on behalf of the Board. The Company may also make arrangements with brokerage firms and other custodians, nominees, and fiduciaries for the forwarding of soliciting material to the beneficial owners of Common Stock held of record by those owners. The Company will reimburse those brokers, custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with that service.

Q:     Where can I find the voting results of the Special Meeting?

A:     We intend to announce preliminary voting results at the Special Meeting and will disclose final voting results in a Current Report on Form 8-K that will be filed with the SEC not more than four business days following the Special Meeting.

PROPOSAL ONE — APPROVAL OF the Proposed IssuanceS of the Deferred Payment Shares and the Performance Shares

On July 5, 2022, the Company entered into the Phenix SPA with Mr. Oudom, whereby the Company agreed to acquire 100% of the equity interests in Phenix, a distributor of healthcare products, from Mr. Oudom. The Company agreed to pay $180,000 in cash as partial consideration for the purchase of Phenix with balance of the purchase price of $1,620,000 to be paid by the Company in the form of 270,000 shares of the Common Stock (the “Deferred Payment Shares”) after their issuance was approved by the shareholders of the Company. The Phenix SPA also provides that if the Company did not obtain shareholders’ approval for the issuance of the Deferred Payment Shares by December 31, 2022, the Company would be required to pay the value of the Deferred Payment Shares in cash by January 15, 2023.

Immediately after the Company paid $180,000 in cash and prior to the closing, it became clear to the Company that it would not be practical to hold a special meeting of shareholders to seek shareholder approval for the issuance of the Deferred Payment Shares prior to December 31, 2022, as required by the Phenix SPA, due to critical strategic developments in the second half of 2022. Furthermore, the Company was not in a position to pay $1,620,000 in cash by January 15, 2023 in lieu of the shareholders’ approval for the issuance of the Deferred Payment Shares due to its working capital needs. As a result, the Company engaged in negotiations with Mr. Oudom and reached an agreement to amend the Phenix SPA and to provide an incentive payment to Mr. Oudom contingent upon Phenix’s meeting certain profit metrics in 2023, in order for him to agree to extend the deadline for the issuance of the Deferred Payment Shares.

In negotiating the amendment to the Phenix SPA, the parties considered many factors, including Phenix’s potential to generate significant profits in 2023 which could potentially bring increased value to the shareholders of the Company due to Phenix’s substantial distribution potential in Asia and the expected profit margin of its healthcare products. The parties also considered Mr. Oudom’s willingness to close the Phenix SPA upon the Company’s payment of the $180,000 in cash without receiving the Deferred Payment Shares.

On February 27, 2023, we entered into an amendment to the Phenix SPA, which provides that in consideration of (1) Mr. Oudom’s agreement to extend the deadline for the issuance of the Deferred Payment Shares and (2) Phenix’s potential ability to generate significant revenues and profits, the Company agreed that, subject to shareholder approval, if the aggregate net profit generated by Phenix is at least $2,500,000 in calendar year 2023 or in any fiscal quarter of 2023, the Company will issue 5,000,000 additional shares of Common Stock (the “Performance Shares”) to Mr. Oudom. The Company has no obligation to file a registration statement with the SEC for the resale of the Deferred Payment Shares or the Performance Shares.

If Proposal One is not approved by our shareholders at the Special Meeting, the Company is obligated to cause shareholders meetings to be held semi-annually thereafter until shareholders’ approval is obtained for the issuance of the Deferred Payment Shares and the Performance Shares (if the performance target is achieved); provided, however, that if shareholders’ approval is not obtained by July 1, 2024, the Company will have to pay $1,620,000 to Mr. Oudom and if the performance target is met by December 31, 2023, pay an additional $7,500,000 the agreed upon value of the Performance Shares, by August 15, 2024, to Mr. Oudom.

The amendment also provides that if the performance target of $2,500,00 in net profit is not achieved by the end of 2023, Mr. Oudom’s right to receive the Performance Shares shall be terminated and the Company shall have the right to sell back the ownership of Phenix to Mr. Oudom in exchange for the return by him of the initial $180,000 cash payment and the 270,000 Deferred Payment Shares (and if not issued, the $1,620,000 cash payment in lieu of the Deferred Payment Shares).

Pursuant to Nasdaq Rule 5635(a), shareholder approval is required prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if: (1) where, due to the present or potential issuance of common stock, including shares issued pursuant to an earn-out provision or similar type of provision, or securities convertible into or exercisable for common stock, other than a public offering for cash: (A) the common stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock; or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities; or (2) any director, officer or Substantial Shareholder (as defined by Nasdaq Rule 5635(e)(3)) of the Company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the target company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more.

In light of this rule, the Company may not issue the Deferred Payment Shares or the Performance Shares to Mr. Oudom unless the Company obtains the approval of its shareholders. Accordingly, at the Special Meeting, shareholders will be asked to approve the issuance of the Deferred Payment Shares and the Performance Shares.

The Board has determined that entering into the Phenix SPA and the issuance of the Deferred Payment Shares and the Performance Shares are in the best interests of the Company and its shareholders. Due to Phenix’s substantial distribution potential in Asia and the expected profit margin of its healthcare products, Phenix is expected to generate significant revenues and profits in 2023, which if achieved would bring increased value to the shareholders of the Company.

Both our Audit Committee and our Board have unanimously approved the issuance of the Deferred Payment Shares and the potential issuance of the Performance Shares. If Proposal One is approved by our shareholders, 270,000 shares of Common Stock will be issued to Mr. Oudom immediately and 5,000,000 additional shares of Common Stock will be issued to Mr. Oudom, if and when the aggregate net profit generated by Phenix is at least $2,500,000 in 2023 or in any fiscal quarter in 2023.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
approval of the ISSUANCES of the deferred payment shares and the PERformance shareS

PROPOSAL TWO — APPROVAL OF the proposed ISSUANCE OF the Investment Shares

On February 27, 2023, the Company entered into the February SPA with Mr. Oudom, whereby the Company agreed to sell 2,500,000 shares of Common Stock (the “Investment Shares”) to Mr. Oudom in consideration for $3,000,000 in cash, based on a purchase price of $1.50 per share, subject to shareholder approval. The closing price of the Common Stock immediately preceding the signing of the February SPA was $1.32. The average closing price of the Common Stock for the five trading days immediately preceding the signing of the February SPA was $1.404. In the event shareholder approval is not obtained, the Company will not receive the $3,000,000 cash investment from Mr. Oudom.

Pursuant to Nasdaq Rule 5635(d), shareholder approval is required prior to the issuance of common stock in a transaction, other than a public offering, involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock), which equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance, at a price less than the lower of: (i) the closing price immediately preceding the signing of the binding agreement, or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement for the transaction.

Although the Investment Shares will be issued at a price higher than both (i) the closing price of the Common Stock immediately preceding the signing of the February SPA and (ii) the average closing price of the Common Stock for the five trading days immediately preceding the signing of the February SPA, the Company is seeking shareholders’ approval because of Mr. Oudom’s position as the Chairman of the Board and controlling shareholder of the Company. Accordingly, at the Special Meeting, shareholders will be asked to approve the issuance of the Investment Shares pursuant to the February SPA.

The Board has determined that entering into the February SPA and the sale of the Investment Shares are in the best interests of the Company and its shareholders because of the Company’s immediate need to obtain additional financing. Further, the equity investment by Mr. Oudom is more favorable to the Company than the other financing options currently available to the Company and will allow the Company to improve its debt structure and provide funds necessary for the stabilization and expansion of the Company’s operations. The Company has no obligation to file a registration statement with the SEC for the resale of the Investment Shares.

Both our Audit Committee and our Board have unanimously approved the proposed issuance of the Investment Shares. If Proposal Two is approved by our shareholders, 2,500,000 shares of Common Stock will be issued to Mr. Oudom immediately. If Proposal Two is not approved by our shareholders at the Special Meeting, the Company will not receive the $3,000,000 investment and will be required to seek other financing.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
approval of the ISSUANCE of the Investment Shares

PROPOSAL Three — APPROVAL OF the proposed ISSUANCE OF the prePAYment shares

On December 6, 2022, the Company sold a convertible promissory note (the “Convertible Note”) to Mr. Oudom for $2,000,000. The Convertible Note carries an annual interest rate of 6%, which is payable together with the principal amount one (1) year after the date of the issuance of the Convertible Note. The holder has the right to exercise a conversion right at a conversion price of $0.40 per share (which was adjusted to $4.00 after a 10 to 1 reverse stock split of the Common Stock on December 9, 2022), to have the aggregate amount of the principal and accrued interest repaid in shares of Common Stock, in lieu of a cash payment. The Convertible Note may be prepaid in whole or in part at any time or from time to time during its term without penalty. In the event of a prepayment, the holder has the right to convert the amount of pre-payment into shares of Common Stock.

On February 27, 2023, the Company and Mr. Oudom entered into the Prepayment Agreement whereby the parties agreed that the Company will exercise its prepayment right under the Convertible Note by issuing shares of Common Stock. In order to induce Mr. Oudom to convert the Convertible Note into shares of Common Stock and in consideration of Mr. Oudom’s agreement to waive his right to any and all interest accrued and to be accrued under the Convertible Note, the Company agreed to issue 1,330,000 shares of Common Stock (the “Prepayment Shares”) at a conversion price of $1.50 per share, subject to the shareholders’ approval, as full payment of the $2,000,000 principal of the Convertible Note and any interest payable thereunder. The closing price of the Common Stock immediately preceding the signing of the Prepayment Agreement was $1.32. The average closing price of the Common Stock for the five trading days immediately preceding the signing of the Prepayment Agreement was $1.404. If Proposal Three is not approved by our shareholders at the Special Meeting, the Company shall cause an additional shareholders meeting to be held semi-annually thereafter until shareholders’ approval is obtained for the issuance of the Prepayment Shares; provided, however, that if shareholders’ approval has not been obtained by the maturity date of the Convertible Note, which is one year from the date of the issuance of the Convertible Note, the Company will immediately pay the principal balance due under the Convertible Note plus interest accrued through the date of the full payment of the Convertible Note, to Mr. Oudom.

Pursuant to Nasdaq Rule 5635(d), shareholder approval is required prior to the issuance of common stock in a transaction, other than a public offering, involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock), which equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance, at a price less than the lower of: (i) the closing price immediately preceding the signing of the binding agreement, or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement for the transaction.

Although the Prepayment Shares will be issued at a price higher than both (i) the closing price of the Common Stock immediately preceding the signing of the Prepayment Agreement and (ii) the average closing price of the Common Stock for the five trading days immediately preceding the signing of the Prepayment Agreement, the Company is seeking the approval of its shareholders in order to issue the Prepayment Shares to Mr. Oudom, because of Mr. Oudom’s position as the Chairman of the Board and the controlling shareholder of the Company. Accordingly, at the Special Meeting, shareholders will be asked to approve the issuance of the Prepayment Shares pursuant to the Prepayment Agreement.

The Board has determined that entering into the Prepayment Agreement and the issuance of the Prepayment Shares are in the best interests of the Company and its shareholders because of the Company’s immediate need to reduce its debt and obtain additional equity financing. The equity investment by Mr. Oudom is more favorable to the Company than the other financing options currently available to the Company and will allow the Company to improve its debt structure and provide funds necessary for the stabilization and expansion of the Company’s operations. The Company has no obligation to file a registration statement with the SEC for the resale of the Prepayment Shares.

Both our Audit Committee and our Board have unanimously approved the proposed issuance of the Prepayment Shares. If Proposal Three is approved by our shareholders, 1,330,000 shares of Common Stock will be issued to Mr. Oudom immediately.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
approval of the ISSUANCE of the prepayment shareS

Effect of the Transactions to be approved under Proposals One through Three on Current Shareholders

The issuance of the Deferred Payment Shares, the Performance Shares, the Investment Shares and the Prepayment Shares, if approved, (collectively the “New Oudom Shares”) will negatively impact the voting power and economic rights of our shareholders. As of the Record Date, there were 3,814,780 shares of Common Stock outstanding. If the issuance of all of the New Oudom Shares is approved, an additional 8,600,000 shares of Common Stock will be issued, which will bring the total number of issued and outstanding shares of Common Stock to 12,414,780, based on the number of the shares of Common Stock outstanding at the Record Date. If all the New Oudom Shares are issued, based on the number of the shares of Common Stock outstanding as of the Record Date, Mr. Oudom will hold 9,850,000 shares of Common Stock, or approximately 79.34% of the Common Stock outstanding post issuance. Below is a table reflecting Mr. Oudom’s holdings of Common Stock and percentage of shares outstanding with respect to each of the proposals being voted on;

Item	Number of Shares of Common Stock	Percentage of Common Stock Outstanding on Record Date	Percentage of Common Stock Outstanding Post Issuance
Number of Shares of Common Stock Held by Mr. Oudom on Record Date	1,250,000	32.77%	10.069%
Proposal One	5,270,000	138.15%	42.449%
Proposal Two	2,000,000	52.43%	16.110%
Proposal Three	1,330,000	34.86%	10.713%
Aggregate, If All Proposals Are Approved	9,850,000	/	79.34%

If any of the proposals are approved, Mr. Oudom will have the ability to exercise a significant influence over our business and affairs and generally have the power to determine all matters submitted to a vote of our shareholders where our shares vote together as a single class, including the election of directors and approval of significant corporate transactions. Mr. Oudom may make decisions regarding our Company and our business that are opposed to other shareholders’ interests or with which other shareholders’ may disagree. Mr. Oudom’s voting power could have the effect of deterring or preventing a change in control of our Company that might otherwise be beneficial to our other shareholders.

Upon the issuance of all of the New Oudom Shares, Mr. Oudom will own 79.34% of our outstanding Common Stock. As a result, we will be a “controlled company” within the meaning of the corporate governance standards of Nasdaq. Under these rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including:

(i)     the requirement that a majority of our board of directors consist of “independent directors” as defined under the rules of Nasdaq;

(ii)    the requirement that we have a compensation committee that is composed entirely of directors who meet the Nasdaq independence standards for compensation committee members; and

(iii)   the requirement that our director nominations be made, or recommended to our full board of directors, by our independent directors or by a nominations committee that consists entirely of independent directors.

If the New Oudom Shares are issued, we will be permitted to utilize these exemptions. While we do not presently intend to rely on these exemptions, we could decide to utilize these exemptions in the future, as long as we remain a controlled company. If we utilize such exemptions available to controlled companies, we may not have a majority of independent directors, our nominations committee and compensation committee may not consist entirely of independent directors and such committees may not be subject to annual performance evaluations. Accordingly, under these circumstances, you will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Upon the issuance of the New Oudom Shares, we expect our independent directors, as such term is defined by the applicable rules and regulations of Nasdaq, will be Mia Kuang Ching, Sammi Ean Seok Ang, Timothy H. Safransky and Barry I. Regenstein.

Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that all members of the Board, except Fnu Oudom, Tiewei Song and Xiaoping Wang, are independent directors, including for purposes of the rules of Nasdaq and the SEC. In making such independence determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our board of directors considered the association of our directors with the holders of more than 5% of our Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our Common Stock as of the Record Date for: (i) each shareholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock; (ii) each of our directors and director nominees; (iii) each of our named executive officers; and (iv) all of our directors and executive officers as a group:

Name and Address of Beneficial Owner(s)(1)(2)	Amount and Nature of Beneficial Owner(s)	Percentage of Beneficial Ownership
Fnu Oudom, Chairman of the Board and President	1,250,000	32.77%
Tiewei Song, Director and Chief Executive Officer	100,000	2.6%
Baiqun Zhong, Interim Chief Financial Officer	—	—
Xiaoping Wang, Director and Chief Operating Officer	50,000	1.3%
Mia Kuang Ching, Director	—	—
Sammi Ean Seok Ang, Director	—	—
Timothy H. Safransky, Director	—	—
Barry I. Regenstein, Director	—
All officers and directors as a group (8 persons)	1,400,000	36.67%

____________

(1)      Pursuant to Rule 13-d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned.

(2)      Unless as otherwise set forth in the table, the address of each beneficial owner is c/o BIMI International Medical Inc., at 725 5th Avenue, 15th Floor, 15-01, New York NY, 10022.

Householding Information

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This delivery method is referred to as “householding” and can result in cost savings for us. To take advantage of this opportunity, we may deliver a single proxy statement to multiple shareholders who share an address. We will deliver upon oral or written request a separate copy of our proxy statement to any shareholder of a shared address to which a single copy of our proxy statement was delivered. If you prefer to receive separate copies of our proxy statement, either now or in the future, or if you currently are a shareholder sharing an address with another shareholder and wish to receive only one copy of future proxy statements for your household, please call us or send your request in writing to us.

Your vote is important.    Please promptly vote your shares of our Common Stock by completing, signing, dating, and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors
Tiewei Song
Chief Executive Officer and President

March 13, 2023

SPECIAL MEETING OF STOCKHOLDERS OF BIMI INTERNATIONAL MEDICAL INC. April 13, 2023 GO GREEN e-C onsent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, proxy statement and proxy card are available at www.usbimi.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 00030000300300000000 5 041323 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS ONE THROUGH THREE. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. To approve, in accordance with Nasdaq Marketplace Rule 5635(a), the issuance of shares of Common Stock pursuant to the Phenix SPA, whereby the Company agreed to issue 270,000 shares of Common Stock to Mr. Oudom as partial consideration for the Company’s purchase of 100% of the equity interests in Phenix from Mr. Oudom, and to issue 5,000,000 additional shares of Common Stock to Mr. Oudom in the event Phenix attains profit of $2,500,000 in 2023. 2. To approve, in accordance with Nasdaq Marketplace Rule 5635(d), the issuance of 2,000,000 shares of Common Stock to Mr. Oudom in consideration for a cash payment of $3,000,000 pursuant to the February SPA. 3. To approve, in accordance with Nasdaq Marketplace Rule 5635(d), the issuance of 1,330,000 shares of Common Stock to Mr. Oudom pursuant to the Prepayment Agreement in consideration for the pre- payment of a $2,000,000 convertible promissory note sold by the Company to Mr. Oudom on December 6, 2022. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. The shares represented by this proxy will be voted as directed by the undersigned shareholder. If no direction is given, such shares will be voted “FOR” Proposal One, Proposal Two and Proposal Three, and in the discretion of the proxy holder(s) with respect to other matters properly brought before the meeting, including any adjournments thereof. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

BIMI INTERNATIONAL MEDICAL INC. PROXY CARD 2023 SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 13, 2023 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Mr. Tiewei Song as attorney and proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of BIMI International Medical Inc. (the “Company”) which the undersigned may be entitled to vote at the 2023 Special Meeting of Shareholders to be held on April 13, 2023, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. (Continued and to be signed on the reverse side) 1.1 14475

SPECIAL MEETING OF STOCKHOLDERS OF BIMI INTERNATIONAL MEDICAL INC. April 13, 2023 PROXY VOTING INSTRUCTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Special Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, proxy statement and proxy card are available at www.usbimi.com Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 00030000300300000000 5 041323 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS ONE THROUGH THREE. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE FOR AGAINST ABSTAIN 1. To approve, in accordance with Nasdaq Marketplace Rule 5635(a), the issuance of shares of Common Stock pursuant to the Phenix SPA, whereby the Company agreed to issue 270,000 shares of Common Stock to Mr. Oudom as partial consideration for the Company’s purchase of 100% of the equity interests in Phenix from Mr. Oudom, and to issue 5,000,000 additional shares of Common Stock to Mr. Oudom in the event Phenix attains profit of $2,500,000 in 2023. FOR AGAINST ABSTAIN 2. To approve, in accordance with Nasdaq Marketplace Rule 5635(d), the issuance of 2,000,000 shares of Common Stock to Mr. Oudom in consideration for a cash payment of $3,000,000 pursuant to the February SPA. FOR AGAINST ABSTAIN 3. To approve, in accordance with Nasdaq Marketplace Rule 5635(d), the issuance of 1,330,000 shares of Common Stock to Mr. Oudom pursuant to the Prepayment Agreement in consideration for the prepayment of a $2,000,000 convertible promissory note sold by the Company to Mr. Oudom on December 6, 2022. The shares represented by this proxy will be voted as directed by the undersigned shareholder. If no direction is given, such shares will be voted “FOR” Proposal One, Proposal Two and Proposal Three, and in the discretion of the proxy holder(s) with respect to other matters properly brought before the meeting, including any adjournments thereof. FOR AGAINST ABSTAIN MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.